UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2600

Seattle, Washington 98101

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2012, Omeros Corporation (“Omeros”) and City Centre Associates (“Landlord”) entered into the Fourth Amendment to Office Lease (the “Amendment”). Pursuant to the Amendment, Omeros’ and Landlord have agreed that Omeros’ lease of approximately 13,200 square feet at its principal administrative facility located at 1420 Fifth Avenue, Seattle, WA will terminate on November 30, 2012. The lease for these premises was previously described in and filed as an exhibit to Omeros’ Form S-1 filed on January 9, 2008. Omeros is terminating the lease with Landlord in connection with Omeros’ lease of a new facility as described in the Current Report on Form 8-K filed on February 1, 2012.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated in this Current Report on Form 8-K by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Fourth Amendment to Office Lease Agreement dated September 27, 2012 between Omeros Corporation and City Centre Associates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.

President, Chief Executive Officer, and Chairman of the Board of Directors

Date: September 28, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment to Office Lease Agreement dated September 27, 2012 between Omeros Corporation and City Centre Associates